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Exhibit 99.1

Airgas, Inc.

Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Airgas, Inc. (the "Company") certifies that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 13, 2002	/s/ PETER MCCAUSLAND Peter McCausland Chairman and Chief Executive Officer
Dated: August 13, 2002	/s/ ROGER F. MILLAY Roger F. Millay Senior Vice President—Finance and Chief Financial Officer

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  Exhibit 99.1
Airgas, Inc.
Certification of Periodic Financial Report Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002